Statistic

PHYSICAL STATISTICS
	IQ	IIQ	IIIQ	IVQ	IQ	IIQ	IIIQ	IVQ	IQ
					2005	2005	2005	2005	2006

Última actualización 05/05/06
Por Telefónica CTC Chile